UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2008, Silicon Graphics, Inc. (the “Company”) and Mr. Robert Ewald, its Chief Executive Officer, entered into an amendment to Mr. Ewald’s existing employment agreement (the “Amendment”). The terms of the Amendment provide that severance and termination payments are made subject to adjustment under Section 11 of the existing agreement to be in compliance with Section 409A of the Internal Revenue Code of 1986 (the “Code”); provide for a reduction of termination payments, if such payments would trigger a “golden parachute” excise tax under Section 4999 of the Code, as necessary to provide for the highest “after tax” payment to Mr. Ewald; provide a pro-rated amount of his target bonus upon termination within 24 months after a change in control; and require that Mr. Ewald sign a release agreement (which is a prerequisite to receiving any severance or termination payments) within 45 days of his termination of employment. The Amendment includes additional changes made by our Compensation and Human Resources Committee on December 6, 2007 and previously reported on a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: September 12, 2008	By:	/s/ Barry J. Weinert
Barry J. Weinert
Vice President and General Counsel